Exhibit 99.1

CTG Confirms Receipt of New Unsolicited Proposal

from Assurance Global Services

BUFFALO, N.Y., January 14, 2020 – CTG (NASDAQ: CTG), a leading provider of information technology (IT) solutions and services in North America and Western Europe, today confirmed that it has received a new unsolicited proposal from Assurance Global Services LLC (AGS) to acquire the Company for $7.00 per share in cash.

Consistent with its fiduciary duties, CTG’s Board of Directors, in consultation with its advisors, will carefully review and evaluate the new proposal in the context of CTG’s strategic plan to determine the course of action that it believes is in the best interests of the Company and its stakeholders. CTG advises its shareholders to take no action at this time pending completion of the review of the proposal by CTG’s Board. Members of CTG’s Board and senior management team have held a number of discussions with AGS over the past several months to better understand their views.

CTG’s Board and management team have continued to successfully execute a strategic plan to bolster profitable growth by transforming CTG to a more solutions-centric, higher-margin business. CTG’s Board is confident in the significant opportunities ahead and management’s ability to drive substantial additional value for the Company’s shareholders. CTG looks forward to presenting its 2019 fourth quarter and full year results, and outlook for 2020 in the coming weeks.

Raymond James is serving as financial advisor to CTG, and Baker & McKenzie LLP is serving as legal counsel to the Company.

About CTG

CTG has established a reputation for responsiveness and reliability—traits that our clients say set us apart—since our founding in 1966. Today, we provide comprehensive information, technology, and business solutions that address critical challenges for clients in high-growth industries in North America and Western Europe. Backed by a proven track record of reliable delivery, CTG fosters long-term client relationships and trust, which allows us to develop strategic insights that maximize client investments and competitive advantage. CTG has operations in North America, Western Europe, and India. The Company regularly posts news and other important information online at www.ctg.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable federal securities law, and generally includes words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The Company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing the Company’s views as of any subsequent date. Actual results could differ materially from the outlook, guidance, expectations, and other forward-looking statements as a result of a number of factors, including among others, the availability to the Company of qualified professional staff, domestic and foreign industry competition for clients and talent, including technical, sales and management personnel, increased bargaining power of large clients, the Company’s ability to protect confidential client data, the partial or complete loss of the revenue the Company generates from International Business Machines Corporation (IBM) and/or SDI International

(SDI), the ability to integrate businesses when acquired and retain their clients while achieving cost reduction targets, the uncertainty of clients’ implementations of cost reduction projects, the effect of healthcare reform and initiatives, the mix of work between staffing and solutions, currency exchange risks, risks associated with operating in foreign jurisdictions, renegotiations, nullification, or breaches of contracts with clients, vendors, subcontractors or other parties, the change in valuation of capitalized software balances, the impact of current and future laws and government regulation, as well as repeal or modification of such, affecting the information technology (IT) solutions and staffing industry, taxes and the Company’s operations in particular, industry and economic conditions, including fluctuations in demand for IT services, consolidation among the Company’s competitors or clients, the need to supplement or change our IT services in response to new offerings in the industry or changes in client requirements for IT products and solutions, the risks associated with acquisitions, the negative effects of actions of activist shareholders and other factors that involve risk and uncertainty including those listed in the Company’s reports filed with the Securities and Exchange Commission as of the date of this document. Such forward-looking statements should be read in conjunction with the Company’s disclosures set forth in the Company’s 2018 Form 10-K, which is incorporated by reference, and other reports that may be filed from time to time with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

Contacts

Investors:

John M. Laubacker, Chief Financial Officer

+1 716 887 7368

Arthur B. Crozier or Jonathan Salzberger

Innisfree M&A Incorporated

+1 212 750 5833

Media:

Michael Freitag or Joseph Sala

Joele Frank, Wilkinson Brimmer Katcher

+1 212 355 4449